EXHIBIT 32


           CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Hydro Environmental Resources, Inc. (the "Company") on Form 10-KSB for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mark Shmulevsky, Director, Interim Chief Executive Officer, Interim Chief Financial Officer, Secretary, Treasurer, and Chief Information Officer of the Company, certify, pursuant to U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:    May 26, 2004.


/s/ Mark Shmulevsky
--------------------------------------------------
Mark Shmulevsky, Director, Interim Chief Executive
   Interim Chief Financial Officer, Officer, Secretary,
   Treasurer, and Chief Information Officer
Hydro Environmental Resources, Inc.

A signed original of this written statement required by Section 906 has been provided to Hydro Environmental Resources, Inc. and will be retained by Hydro Environmental Resources, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.























                                      -25-